                               ARTICLES OF MERGER
                                       OF
                      W.W. CLYDE REORGANIZATION CORPORATION
                                      INTO
                                W.W. CLYDE & CO.

                   EFFECTIVE __________ ___, 1998 AT 9:00 A.M.

               In accordance with Section 16-10a-1105 of the Utah Revised Business Corporation Act (the "URBCA"), W.W. Clyde & Co., a Utah corporation ("Clyde"), hereby declares and certifies as follows:

                                   ARTICLE ONE

                                 Plan of Merger

               The Agreement and Plan of Merger, dated as of November 13, 1997 (the "Plan of Merger"), among Clyde, W.W. Clyde Reorganization Corporation, a Utah corporation ("CRC"), and the other parties signatory thereto, is attached hereto as Exhibit A and is incorporated herein by this reference.

                                   ARTICLE TWO

                              Shareholder Approval

               The shareholders of each of Clyde and CRC were required to approve the Plan of Merger. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately, and the total number of votes cast for and against the Plan of Merger by each voting group entitled to vote separately were as follows:

    Corporation and          Outstanding         Votes entitled            For           Against
      Designation               Shares             to be cast
------------------------- ------------------- ---------------------- ----------------- -------------
         Clyde                  94,544               94,544              ________         ______
      Common Stock
------------------------- ------------------- ---------------------- ----------------- -------------
          CRC                   1,000                 1,000               1,000             0
      Common Stock
------------------------- ------------------- ---------------------- ----------------- -------------

The number of votes cast for the Plan of Merger was sufficient for approval.

                                  ARTICLE THREE

                                 Effective Date

               Pursuant to Section 16-10a-1105(2) of the URBCA, these Articles of Merger shall be effective on __________ ___, 1998 at 9:00 a.m.

               IN WITNESS WHEREOF, Clyde hereby certifies to the truth of the facts stated herein and executes and delivers these Articles of Merger this ____ day of __________, 199__.

                                    W.W. Clyde & Co.,
                                    a Utah corporation



                                    -----------------------------------
                                    Chief Executive Officer

ATTEST:



----------------------------------
Secretary

                                 MAILING ADDRESS

               If, upon completion of filing of the above Articles of Merger, the Division elects to send a copy of the Articles of Merger to Clyde by mail, the address to which the copy should be mailed is:

                                W.W. Clyde & Co.

                        ---------------------------------

                        ---------------------------------

                               ARTICLES OF MERGER
                                       OF
                     GENEVA ROCK REORGANIZATION CORPORATION
                                      INTO
                           GENEVA ROCK PRODUCTS, INC.

                  EFFECTIVE __________ ___, 1998 AT 12:00 NOON

               In accordance with Section 16-10a-1105 of the Utah Revised Business Corporation Act (the "URBCA"), Geneva Rock Products, Inc., a Utah corporation ("Geneva Rock"), hereby declares and certifies as follows:

                                   ARTICLE ONE

                                 Plan of Merger

               The Agreement and Plan of Merger, dated as of November 13, 1997 (the "Plan of Merger"), among Geneva Rock, Geneva Rock Reorganization Corporation, a Utah corporation ("GRRC"), and the other parties signatory thereto, is attached hereto as Exhibit A and is incorporated herein by this reference.

                                   ARTICLE TWO

                              Shareholder Approval

               The shareholders of each of Geneva Rock and GRRC were required to approve the Plan of Merger. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately, and the total number of votes cast for and against the Plan of Merger by each voting group entitled to vote separately were as follows:


    Corporation and          Outstanding         Votes entitled            For           Against
      Designation               Shares             to be cast
------------------------- ------------------- ---------------------- ----------------- -------------
      Geneva Rock               21,802               21,802              ________         ______
      Common Stock
------------------------- ------------------- ---------------------- ----------------- -------------
          GRRC                  1,000                 1,000               1,000             0
      Common Stock
------------------------- ------------------- ---------------------- ----------------- -------------

The number of votes cast for the Plan of Merger was sufficient for approval.

                                  ARTICLE THREE

                                 Effective Date

               Pursuant to Section 16-10a-1105(2) of the URBCA, these Articles of Merger shall be effective on __________ ___, 1998 at 12:00 noon.

               IN WITNESS WHEREOF, Geneva Rock hereby certifies to the truth of the facts stated herein and executes and delivers these Articles of Merger this ____ day of __________, 199__.

                                    Geneva Rock Products, Inc.,
                                    a Utah corporation



                                    -----------------------------------
                                    Chief Executive Officer

ATTEST:



----------------------------
Secretary


                                 MAILING ADDRESS

               If, upon completion of filing of the above Articles of Merger, the Division elects to send a copy of the Articles of Merger to Geneva Rock by mail, the address to which the copy should be mailed is:


                           Geneva Rock Products, Inc.

                           --------------------------

                           --------------------------

                               ARTICLES OF MERGER
                                       OF
                     UTAH SERVICE REORGANIZATION CORPORATION
                                      INTO
                                UTAH SERVICE INC.

                  EFFECTIVE __________ ___, 1998 AT 10:00 A.M.

               In accordance with Section 16-10a-1105 of the Utah Revised Business Corporation Act (the "URBCA"), Utah Service Inc., a Utah corporation ("Utah Service"), hereby declares and certifies as follows:

                                   ARTICLE ONE

                                 Plan of Merger

               The Agreement and Plan of Merger, dated as of November 13, 1997 (the "Plan of Merger"), among Utah Service, Utah Service Reorganization Corporation, a Utah corporation ("USRC"), and the other parties signatory thereto, is attached hereto as Exhibit A and is incorporated herein by this reference.

                                   ARTICLE TWO

                              Shareholder Approval

               The shareholders of each of Utah Service and USRC were required to approve the Plan of Merger. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately, and the total number of votes cast for and against the Plan of Merger by each voting group entitled to vote separately were as follows:


    Corporation and          Outstanding         Votes entitled            For           Against
      Designation               Shares             to be cast

------------------------- ------------------- ---------------------- ----------------- -------------
      Utah Service              5,413                 5,413              ________         ______
      Common Stock
------------------------- ------------------- ---------------------- ----------------- -------------
          USRC                  1,000                 1,000               1,000             0
      Common Stock
------------------------- ------------------- ---------------------- ----------------- -------------

The number of votes cast for the Plan of Merger was sufficient for approval.

                                  ARTICLE THREE

                                 Effective Date

               Pursuant to Section 16-10a-1105(2) of the URBCA, these Articles of Merger shall be effective on __________ ___, 1998 at 10:00 a.m.

               IN WITNESS WHEREOF, Utah Service hereby certifies to the truth of the facts stated herein and executes and delivers these Articles of Merger this ____ day of __________, 199__.

                                    Utah Service Inc.,
                                    a Utah corporation



                                    -----------------------------------
                                    Chief Executive Officer

ATTEST:



----------------------------
Secretary


                                 MAILING ADDRESS

               If, upon completion of filing of the above Articles of Merger, the Division elects to send a copy of the Articles of Merger to Utah Service by mail, the address to which the copy should be mailed is:

                                Utah Service Inc.

                                -----------------

                                -----------------

                               ARTICLES OF MERGER
                                       OF
                  BEEHIVE INSURANCE REORGANIZATION CORPORATION
                                      INTO
                         BEEHIVE INSURANCE AGENCY, INC.

                  EFFECTIVE __________ ___, 1998 AT 11:00 A.M.

               In accordance with Section 16-10a-1105 of the Utah Revised Business Corporation Act (the "URBCA"), Beehive Insurance Agency, Inc., a Utah corporation ("Beehive Insurance"), hereby declares and certifies as follows:

                                   ARTICLE ONE

                                 Plan of Merger

               The Agreement and Plan of Merger, dated as of November 13, 1997 (the "Plan of Merger"), among Beehive Insurance, Beehive Insurance Reorganization Corporation, a Utah corporation ("BIRC"), and the other parties signatory thereto, is attached hereto as Exhibit A and is incorporated herein by this reference.

                                   ARTICLE TWO

                              Shareholder Approval

               The shareholders of each of Beehive Insurance and BIRC were required to approve the Plan of Merger. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately, and the total number of votes cast for and against the Plan of Merger by each voting group entitled to vote separately were as follows:

    Corporation and          Outstanding         Votes entitled            For           Against
      Designation               Shares             to be cast
------------------------- ------------------- ---------------------- ----------------- -------------
   Beehive Insurance            21,467               21,467              ________         ______
      Common Stock
------------------------- ------------------- ---------------------- ----------------- -------------
          BIRC                  1,000                 1,000               1,000             0
      Common Stock
------------------------- ------------------- ---------------------- ----------------- -------------

The number of votes cast for the Plan of Merger was sufficient for approval.

                                  ARTICLE THREE

                                 Effective Date

               Pursuant to Section 16-10a-1105(2) of the URBCA, these Articles of Merger shall be effective on __________ ___, 1998 at 11:00 a.m.

               IN WITNESS WHEREOF, Beehive Insurance hereby certifies to the truth of the facts stated herein and executes and delivers these Articles of Merger this ____ day of __________, 199__.

                                    Beehive Insurance Agency, Inc.,
                                    a Utah corporation



                                    -----------------------------------
                                    Chief Executive Officer

ATTEST:



---------------------------------
Secretary


                                 MAILING ADDRESS

               If, upon completion of filing of the above Articles of Merger, the Division elects to send a copy of the Articles of Merger to Beehive Insurance by mail, the address to which the copy should be mailed is:


                         Beehive Insurance Agency, Inc.

                         ------------------------------

                         ------------------------------

                          AGREEMENT AND PLAN OF MERGER

               THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of the 13th day of November, 1997 by and among Clyde Companies, Inc., a Utah corporation (the "Parent"), W.W. Clyde Reorganization Corporation, a Utah corporation ("CRC"), W.W. Clyde & Co., a Utah corporation ("Clyde"), Geneva Rock Reorganization Corporation, a Utah corporation ("GRRC"), Geneva Rock Products, Inc., a Utah corporation ("Geneva Rock"), Utah Service Reorganization Corporation, a Utah corporation ("USRC"), Utah Service Inc., a Utah corporation ("Utah Service"), Beehive Insurance Reorganization Corporation, a Utah corporation ("BIRC"), and Beehive Insurance Agency, Inc., a Utah corporation ("Beehive Insurance").

                                    Recitals

               WHEREAS, the Board of Directors of each of the Parent, and CRC, GRRC, USRC and BIRC (collectively, the "Reorganization Corporations") and Clyde, Geneva Rock, Utah Service and Beehive Insurance (collectively, the "Acquired Corporations" and, together with the Parent and the Reorganization Corporations, the "Corporations") have approved, and have determined that it is advisable and in the best interests of each of their respective shareholders for the Parent to acquire the Acquired Corporations on the terms and conditions set forth in this Agreement; and

               WHEREAS, to accomplish such acquisitions, (i) the Board of Directors of each of the Parent, CRC and Clyde has determined that CRC should be merged with and into Clyde (the "Clyde Merger"), (ii) the Board of Directors of each of the Parent, GRRC and Geneva Rock has determined that GRRC should be merged with and into Geneva Rock (the "Geneva Rock Merger"), (iii) the Board of Directors of each of the Parent, USRC and Utah Service has determined that USRC should be merged with and into Utah Service (the "Utah Service Merger"), and
(iv) the Board of Directors of each of the Parent, BIRC and Beehive Insurance has determined that BIRC should be merged with and into Beehive Insurance (the "Beehive Insurance Merger" and, collectively with the Clyde Merger, the Geneva Rock Merger and the Utah Service Merger, the "Mergers") in accordance with this Agreement and the applicable provisions of the Utah Revised Business Corporation Act (the "URBCA") and the Internal Revenue Code of 1986, as amended (the "Code").

                                    Agreement

               NOW, THEREFORE, pursuant to and in accordance with the URBCA and the Code, the Corporations agree upon and prescribe the terms and conditions of the Mergers as follows:

                                    I. Merger

        1.1 Names and States of Incorporation. The name and state of incorporation of each of the constituent corporations in the Mergers is as follows:

                               (a) for the Clyde Merger, W.W. Clyde
               Reorganization Corporation, a Utah corporation, and W.W. Clyde & Co., a Utah corporation;

                      (b) for the Geneva Rock Merger, Geneva Rock Reorganization
               Corporation, a Utah corporation, and Geneva Rock Products, Inc., a Utah corporation;

                      (c) for the Utah Service Merger, Utah Service
               Reorganization Corporation, a Utah corporation, and Utah Service Inc., a Utah corporation; and

                      (d) for the Beehive Insurance Merger, Beehive Insurance
               Reorganization Corporation, a Utah corporation, and Beehive Insurance Agency, Inc., a Utah corporation.

        1.2 Closing and Effective Time. The closing of each of the Mergers (the "Closing") shall take place concurrently at the offices of Van Cott, Bagley, Cornwall & McCarthy at 8:30 a.m. (local time) on a date (the "Closing Date") to be specified by the Corporations, which shall be no sooner than the date upon which all of the conditions specified in Article V of this Agreement have been satisfied or waived by the applicable Corporations (other than those conditions that, by their nature, are to be satisfied at the Closing). In accordance with the URBCA and Articles of Mergers to be filed by each of the respective Acquired Corporations with the Utah Department of Commerce, Division of Corporations and Commercial Code (the "Utah Division of Corporations"), the Mergers shall become effective sequentially, with the Clyde Merger becoming effective first, followed one hour later by the Utah Service Merger, followed one hour later by the Beehive Insurance Merger and followed one hour later by the Geneva Rock Merger. Each of the respective Mergers shall be effective at the date and time specified in the applicable Articles of Merger (for each Merger, the "Effective Time"). The Closing Date shall be prior to the Effective Time.

        1.3 Mergers. At the Effective Time, the following shall occur:

                      (a) The respective Reorganization Corporation shall be
               merged with and into the corresponding Acquired Corporation, and the separate existence of the Reorganization Corporation shall cease.

                      (b) The respective Acquired Corporation shall be the
               surviving corporation and shall continue its corporate existence in accordance with the laws of the State of Utah and under its current name.

                      (c) The respective Merger shall have the effects set forth in Section 16-10a-1106 of the URBCA.

        1.4 Articles of Incorporation. The Articles of Incorporation of each of the Acquired

Corporations shall continue to be the Articles of Incorporation of such Acquired Corporation after the Effective Time, until amended or repealed in accordance with the URBCA.

        1.5 Bylaws. The Bylaws of each of the Acquired Corporations shall continue to be the Bylaws of such Acquired Corporation after the Effective Time, until amended or repealed in the manner provided by such Bylaws and the URBCA.

        1.6 Directors. The directors of each of the Acquired Corporations immediately prior to the Effective Time shall continue to serve as the directors of such Acquired Corporation for the term specified in the Bylaws of such Acquired Corporation.

        1.7 Officers. The officers of each of the Acquired Corporations immediately prior to the Effective Time shall continue to be officers of such Acquired Corporation until otherwise provided in accordance with the Bylaws of such Acquired Corporation.

        1.8 Securities Filings. If required by applicable law, the Corporations shall promptly prepare and file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-4 (including any amendments or supplements thereto, the "Registration Statement") and, as part of the Registration Statement, a letter, notice of meeting, proxy statement and form of proxy to the shareholders of each of the Acquired Companies in connection with the Mergers (collectively, including any amendments or supplements thereto, the "Proxy Statement"). Each of the Corporations shall provide reasonable opportunities for the other Corporations to review and comment on the contents of the Registration Statement. At any time after the preparation of the Registration Statement, each of the Corporations agrees promptly to notify the others of and to correct any information which any of them shall have furnished for inclusion in the Registration Statement that shall have become false or misleading in any material respect. Each of the Corporations shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act of 1933, as amended (the "Securities Act"), as promptly as practicable after such filing. The Parent shall also take any action required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock (as defined below) in the Merger, and each of the Corporations shall furnish all information concerning its business, affairs and/or shareholders as may be reasonably requested in connection with any such action.

               1.9 Special Meeting. As promptly as practicable following the execution and delivery of this Agreement, in accordance with the URBCA and other applicable law, each of the Acquired Corporations (a) shall duly call, give notice of, convene and hold a special meeting of its shareholders (each a "Special Meeting") and shall submit this Agreement to a vote of such shareholders at the Special Meeting, (b) subject to any review by the SEC, shall include in the Proxy Statement, the recommendation of the Board of Directors that the shareholders should vote in favor of the approval of this Agreement and
(c) shall take all such other action reasonably necessary or appropriate to obtain the lawful approval of this Agreement by the shareholders.

               1.10 Geneva Rock Common Stock Owned by Clyde. As of the date of this Agreement, Clyde owns (and as of the Effective Time, Clyde will own) 7,518 shares (the

"Distribution Shares") of Geneva Rock Common Stock (as defined below). Immediately after the Effective Time of the Clyde Merger, Clyde, acting in accordance with resolutions duly adopted by its Board of Directors, shall distribute (in a dividend distribution) the Distribution Shares to the Parent. Immediately upon such distribution, the Parent shall own the Distribution Shares, and, at the Effective Time of the Geneva Rock Merger, the Distribution Shares shall be treated in the same manner as all of the other shares of Geneva Rock Common Stock owned by the Parent in accordance with Section 2.1(c) below.

                            II. Conversion of Shares

        2.1 Conversion. As of the Effective Time, by virtue of each of the Mergers and without any further action, the following shall occur:

                      (a) Each issued and outstanding share of Clyde Common
               Stock (as defined below) (other than (i) shares of Clyde Common Stock owned by the Parent, which shall not be converted and shall each remain one (1) issued and outstanding share of Clyde Common Stock, and (ii) Dissenting Shares (as defined below), if any) shall be converted into 33.93 shares of Parent Common Stock.

                      (b) Each issued and outstanding share of CRC Common Stock
               (as defined below) shall be converted into one (1) share of Clyde Common Stock.

                      (c) Each issued and outstanding share of Geneva Rock
               Common Stock (other than (i) shares of Geneva Rock Common Stock owned by the Parent, which shall not be converted and shall each remain one (1) issued and outstanding share of Geneva Rock Common Stock, and (ii) Dissenting Shares, if any) shall be converted into 239.27 shares of Parent Common Stock.

                      (d) Each issued and outstanding share of GRRC Common Stock
               (as defined below) shall be converted into one (1) share of Geneva Rock Common Stock.

                      (e) Each issued and outstanding share of Utah Service
               Common Stock (as defined below) (other than (i) shares of Utah Service Common Stock owned by the Parent, which shall not be converted and shall each remain one (1) issued and outstanding share of Utah Service Common Stock, and (ii) Dissenting Shares, if any) shall be converted into 43.43 shares of Parent Common Stock.

                      (f) Each issued and outstanding share of USRC Common Stock
               (as defined below) shall be converted into one (1) share of Utah Service Common Stock.

                      (g) Each issued and outstanding share of Beehive Insurance
               Common Stock (as defined below) (other than (i) shares of Beehive Insurance Common Stock owned by the Parent, which shall not be converted and shall each remain one (1) issued and outstanding share of Beehive Insurance Common Stock, and (ii) Dissenting Shares, if any) shall be converted into 4.33 shares of Parent Common Stock.

                      (h) Each issued and outstanding share of BIRC Common Stock
               (as defined below) shall be converted into one (1) share of Beehive Insurance Common Stock.

        2.2 Fractional Shares. Notwithstanding any other provision of this Agreement to the contrary, each holder of shares of common stock of the Acquired Corporations exchanged pursuant to the Mergers who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Acquired Corporation Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fraction multiplied by $14.52 (the projected value, determined as of the date of this Agreement, of one share of Parent Common Stock as of the Effective
Time). No such holder shall be entitled to any fractional share of Parent Common Stock (or to any dividends, voting rights or any other rights as a shareholder in respect of such fractional share of Parent Common Stock).

               2.3 Acquired Corporation Certificates. Certificates nominally representing shares of the common stock of the Acquired Corporations ("Acquired Corporation Certificates") shall be treated as follows:

                               (a) As of the Effective Time, each Acquired
               Corporation Certificate, other than any certificate representing Dissenting Shares, if any, for all purposes, shall be deemed to evidence the number of shares of Parent Common Stock determined in accordance with Section 2.1 above.

                      (b) As soon as practicable after the Effective Time, the
               Parent shall mail to each record holder of an outstanding Acquired Corporation Certificate, as of the Effective Time, a form of letter of transmittal (the "Transmittal Letter") that is reasonably acceptable to the Acquired Corporations (which shall specify that delivery of an Acquired Corporation Certificate shall be effected, and risk of loss and title to the Acquired Corporation Certificate shall pass, only upon proper delivery of the Acquired Corporation Certificate to the Parent) and instructions for use in effecting the surrender of each Acquired Corporation Certificate in exchange for a Parent Common Stock certificate ("Parent Certificate"). Upon surrender to the Parent of an Acquired Corporation Certificate, together with a duly executed Transmittal Letter (and any other documents which may be reasonably required by the Parent, if any), the holder of such Acquired Corporation Certificate shall receive promptly in exchange therefor a Parent Certificate for the number of shares of Parent Common Stock evidenced thereby in accordance with
               Section 2.1 above. Thereafter, the applicable Acquired Corporation Certificate shall be canceled. If a Parent Certificate is to be issued to a person other than the person in whose name the surrendered Acquired Corporation Certificate is registered, it shall be a condition of issuance of the Parent Certificate (x) that the Acquired Corporation Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and (y) that the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance to a person other than the registered holder of the Acquired Corporation Certificate surrendered or establish to the satisfaction of the Parent that such tax has been paid or is not applicable. The Parent shall pay all charges and expenses, including those of the Acquired Corporations, in connection with the distribution of the Parent Certificates.

                      (c) If any Acquired Corporation Certificate shall have
               been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Acquired Corporation Certificate to be lost, stolen or destroyed, the Parent will issue in exchange for such lost, stolen or destroyed Acquired Corporation Certificate the shares of Parent Common Stock deliverable in respect thereof as determined in accordance with
               Section 2.1 above; provided that, at the option of the Parent, the person to whom such shares are issued, as a condition precedent to the issuance of such shares, shall give to the Parent a bond in such sum as the Parent may direct or otherwise indemnify the Parent in a manner satisfactory to the Parent against any claim that may be made against the Parent with respect to the Acquired Corporation Certificate claimed to have been lost, stolen or destroyed.

        2.4 Dissenters' Rights. Notwithstanding any other provision of this Agreement, each share of the common stock of any of the Acquired Corporations
(a) as to which a written notice of intent to demand payment was submitted to the applicable Acquired Corporation in accordance with Section 16-10a-1321(1)(a) of the URBCA, (b) which is not voted in favor of approval of this Agreement at a Special Meeting, and (c) as to which a written demand for payment of fair value shall have been or may still be timely filed, and the Acquired Corporation Certificate(s) for such shares shall have been or may still be deposited with the applicable Acquired Corporation in accordance with the requirements of Part 13 of the URBCA (collectively, "Dissenting Shares"), shall not be converted into shares of Parent Common Stock. Each holder of Dissenting Shares who becomes entitled under the URBCA to receive payment of the fair value of such holder's Dissenting Shares shall receive such payment from the Parent (but only after such fair value shall have been agreed upon or finally determined) and such Dissenting Shares shall thereupon be canceled. Each Dissenting Share as to which dissenters' rights pursuant to the URBCA shall be effectively withdrawn or lost shall thereupon be deemed to have been converted, at the Effective Time, into shares of Parent Common Stock in accordance with Section 2.1 above.

        2.5 Options, Warrants or Other Rights. At the Effective Time, any options, warrants or other rights to purchase shares of any of the Acquired Corporations, without any further action, shall be terminated.

               III. Representations and Warranties of the Acquired Corporations

               Each of the Acquired Corporations, solely as to itself and not as to any other Acquired Corporation, represents and warrants to the Parent as follows, subject only to such limitations and exceptions as are set forth below:

        3.1 Organization and Good Standing. The Acquired Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, and has all requisite corporate power and corporate authority to own, lease and operate its properties to carry on its business as now being conducted. The Acquired Corporation is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Acquired Corporation.

               3.2    Capital Structure of the Acquired Corporations.

                      (a) Clyde has an authorized capital structure consisting
               of Two Hundred Thousand (200,000) shares of Ten Dollar ($10.00) par value common stock ("Clyde Common Stock"), and Ninety-Four Thousand Five Hundred Forty-Four (95,544) shares of Clyde Common Stock are issued and outstanding.

                      (b) Geneva Rock has an authorized capital structure
               consisting of Fifty Thousand (50,000) shares of Ten Dollar ($10.00) par value common stock ("Geneva Rock Common Stock"), and Twenty-One Thousand Eight Hundred Two (21,802) shares of Geneva Rock Common Stock are issued and outstanding.

                      (c) Utah Service has an authorized capital structure
               consisting of One Hundred Thousand (100,000) shares of Ten Dollar ($10.00) par value common stock ("Utah Service Common Stock"), and Five Thousand Four Hundred Thirteen (5,413) shares of Utah Service Common Stock are issued and outstanding.

                      (d) Beehive Insurance has an authorized capital structure
               consisting of Fifty Thousand (50,000) shares of One Dollar ($1.00) par value common stock ("Beehive Insurance Common Stock"), and Twenty-One Thousand Four Hundred Sixty-Seven (21,467) shares of Beehive Insurance Common Stock are issued and outstanding.

               3.3 Authority. The Acquired Corporation has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Acquired Corporation, subject in the case of this Agreement only to the approval of this Agreement by the shareholders of the Acquired Corporation as required under the URBCA.

        3.4 Execution and Delivery. This Agreement has been duly executed and delivered by the Acquired Corporation and constitutes a valid and binding obligation of the Acquired Corporation, enforceable against the Acquired Corporation in accordance with its terms but subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and equitable principles, and (ii) statutes, rules or procedures and applicable case law limiting the availability of or prescribing the procedural requirements for the exercise of remedies.

               3.5 Property. The Acquired Corporation has good, valid and marketable title to (or in the case of leased property, valid leasehold interests in) all of its properties and assets.

               3.6 No Violations. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not,
(a) conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") pursuant to any provision of the Articles of Incorporation or Bylaws of the Acquired Corporation, or (b) result in any Violation of (i) any loan or credit agreement, note, mortgage, indenture, lease or other agreement, obligation, instrument, permit, concession, franchise, license, statute, law, ordinance, rule or regulation applicable to the Acquired Corporation or its properties or assets (except for such Violations as would not, singly or in the aggregate, have a material adverse effect on the Acquired Corporation), or (ii) any judgment, order or decree applicable to the Acquired Corporation or its properties or assets.

               3.7 Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental agency, authority or instrumentality, domestic or foreign (each, a "Governmental Authority"), is required by or with respect to the Acquired Corporation in connection with the execution and delivery of this Agreement by the Acquired Corporation, or the consummation by the Acquired Corporation of the transactions contemplated hereby, except for (a) the filing with the SEC of the Registration Statement (including the Proxy Statement as a part thereof), (b) the filing of the Articles of Merger with the Utah Division of Corporations and appropriate documents with the relevant authorities of other states in which the Acquired Corporation is qualified to do business, (c) notices and other filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (d) filings as may be required under state securities laws and (e) such filings, authorizations, orders and approvals as may be required under foreign laws.

               3.8 Information Supplied. None of the information supplied or to be supplied by the Acquired Corporation for inclusion or incorporation by reference in the Proxy Statement, at the date of mailing to the Acquired Corporation's shareholders and at the time of its Special Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that the Acquired Corporation is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law. Without limiting any of the representations and warranties contained herein, no representation or warranty by the Acquired Corporation as of the date thereof contains any untrue statement of material fact, or omits a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements are or will be made, not misleading.

               3.9 Litigation. There are no actions, arbitrations, audits, hearings, investigations, suits or litigation (whether civil, criminal, administrative, investigative or informal) before or otherwise involving any Governmental Authority, court or arbitrator (a "Proceeding") commenced by or against the Acquired Corporation (or that otherwise relate to or may affect the business or the assets of the Acquired Corporation) that either (a) challenge, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of transactions specified in this Agreement, or
(b) would reasonably be expected to have a material adverse effect on the Acquired Corporation. To the knowledge of the Acquired Corporation, (1) no such Proceeding has been threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

               3.10 Financial Statements. The financial statements of the Acquired Corporation (including any balance sheets and statements of income, changes in stockholders' equity and cash flow, together with any reports thereon of independent certified public accountants) provided by the Acquired Corporation in connection with the preparation of (a) the Registration Statement, and (b) the HVA Appraisals, fairly present the financial condition and the results of operations, changes in stockholders' equity and cash flow of the Acquired Corporation as at the respective dates of and for the periods referred to in such financial statements, all in accordance with generally accepted accounting principles ("GAAP"). The financial statements referred to in this Section 3.10 reflect the consistent application of accounting principles throughout the periods involved, except as otherwise disclosed in the notes to such financial statements.

               3.11   Taxes.

                      (a) All material reports, filings, statements,
               declarations and returns (collectively, "Tax Returns") with respect to taxes, charges, fees, levies or assessments (collectively, "Taxes") required to be filed by the Acquired Corporation as of the Effective Time have been or will be duly filed, and such Tax Returns are or will be true and correct in all material respects. The Acquired Corporation has paid or will pay all Taxes shown as due and payable on such Tax Returns; and the charges, accruals and reserves for Taxes with respect to the Acquired Corporation reflected in the Acquired Corporation's financial statements are adequate under GAAP to cover Taxes accruing through the date thereof, including contested amounts and amounts not yet due and payable.

                      (b) There are no material claims with respect to Taxes
               pending against the Acquired Corporation and the Acquired Corporation is not aware of any threatened claim for Taxes or any basis for such claims. No material issues have been raised in any examination by any Governmental Authority with respect to the Acquired Corporation which reasonably could be expected to result in a proposed deficiency for any other period not so examined, and there are not now in force any waivers or agreements by the Acquired Corporation for the extension of time for the assessment of any material Taxes, nor has any such waiver or agreement been requested by any Governmental Authority. The Acquired Corporation does not have any liability for any material Taxes of any corporation or entity other than the Acquired Corporation.

                      (c) The Acquired Corporation has paid or is withholding
               and will pay when due to the proper Governmental Authorities all material withholding amounts required to be withheld with respect to all Taxes.

               3.12 Undisclosed Liabilities. The Acquired Corporation is not subject to any liabilities of any nature which have had or can reasonably be expected to have a material adverse effect on its business or financial prospects.

                              IV. Representations and Warranties of the Parent

               The Parent represents and warrants to the Acquired Corporations as follows, subject only to such exceptions and limitations as are set forth below:

               4.1 Organization, Standing and Authority. Each of the Parent and the Reorganization Corporations is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Parent and the Reorganization Corporations is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Parent and the Reorganization Corporations considered as a whole.

               4.2    Capital Structure of the Parent.

                      (a) As of the Effective Time, (i) the authorized capital
               stock of the Parent will consist of Ten Million (10,000,000) shares of common stock ("Parent Common Stock"), and (ii) 2,303,920 shares of Parent Common Stock will be issued and outstanding. Shares of Parent Common Stock to be issued in the Mergers, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable.

                      (b) Except for the Articles of Restatement of the Articles
               of Incorporation of the Parent and the Amended and Restated Articles of Incorporation of the Parent attached thereto (collectively, the "Parent Recapitalization Documents"), there are no options, warrants, calls, rights, commitments or agreements of any character to which the Parent or any of the Reorganization Corporations is a party or by which it is bound obligating the Parent or any of the Reorganization Corporations to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock or obligating the Parent or any of the Reorganization Corporations to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

                               (c) Except for that certain Clyde Companies, Inc.
               Stock Redemption Plan, adopted as of November 12, 1997 by the Board of Directors of the Parent and the Parent Recapitalization Documents, there are no outstanding contractual obligations of the Parent or any of the Reorganization Corporations, to repurchase, redeem or otherwise acquire any shares of capital stock of the Parent or any of the Reorganization Corporations.

                      (d) Except for the Parent Recapitalization Documents, the
               Parent has not (i) made or agreed to make any stock split or stock dividend, or issued or permitted to be issued any shares of capital stock or securities exercisable for or convertible into shares of capital stock of the Parent or any of the Reorganization Corporations.

                      (e) All of the outstanding shares of capital stock of each
               Reorganization Corporation (i) are validly issued, fully paid and nonassessable and free of any preemptive rights, and (ii) are directly owned by the Parent, free and clear of all liens, claims, pledges, agreements, voting or other restrictions, charges or other encumbrances, with the result that the Parent directly owns the entire equity interest in each of the Reorganization Corporations.

               4.3 Authority. The Parent has all requisite corporate power and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Parent.

               4.4 Execution and Delivery. This Agreement has been duly executed and delivered by the Parent and constitutes a valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms but subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and equitable principles, and (ii) statutes, rules or procedures and applicable case law limiting the availability of or prescribing the procedural requirements for the exercise of remedies.

               4.5 No Violations. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not,
(a) result in any Violation of any provision of the Articles of Incorporation or Bylaws of the Parent, or (b) result in any Violation of (i) any loan or credit agreement, note, mortgage, indenture, lease or other agreement, obligation, instrument, permit, concession, franchise, license, statute, law, ordinance, rule or regulation applicable to the Parent or its properties or assets (except for such Violations as would not, singly or in the aggregate, have a material adverse effect on the Parent), or (ii) any judgment, order or decree applicable to the Parent or its properties or assets.

               4.6 Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to the Parent in connection with the execution and delivery of this Agreement by the Parent, or the consummation by the Parent of the transactions contemplated hereby, except for (a) the filing with the SEC of the Registration Statement (including the Proxy Statement as a part thereof), (b) the filing of the Articles of Merger with the Utah Division of Corporations and appropriate documents with the relevant authorities of other states in which the Parent is qualified to do business, (c) notices and other filings as may be required under the HSR Act, (d) filings as may be required under state securities laws and (e) such filings, authorizations, orders and approvals as may be required under foreign laws.

               4.7 Information Supplied. None of the information supplied or to be supplied by the Parent for inclusion or incorporation by reference in the Proxy Statement, at the date of mailing to the Acquired Corporation's shareholders and at the time of the Special Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that the Parent is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law. Without limiting any of the representations and warranties contained herein, no representation or warranty by the Parent as of the date thereof contains any untrue statement of material fact, or omits a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements are or will be made, not misleading.

               4.8 Financial Statements. The financial statements of the Parent (including any balance sheets and statements of income, changes in stockholders' equity and cash flow, together with any reports thereon of independent certified public accountants) provided by the Parent in connection with the preparation of the Registration Statement, fairly present the financial condition and the results of operations, changes in stockholders' equity and cash flow of the Parent as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. The financial statements referred to in this Section 4.8 reflect the consistent application of accounting principles throughout the periods involved, except as otherwise disclosed in the notes to such financial statements.

               4.9 Litigation. There are no Proceedings commenced by or against the Parent or any of the Reorganization Corporations (or that otherwise relate to or may affect the business or the assets of the Parent or any of the Reorganization Corporations) that either (a) challenge or may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of transactions specified in this Agreement, or (b) would reasonably be expected to have a material adverse effect on the Parent and the Reorganization Corporations considered as a whole. To the knowledge of the Parent, (a) no such Proceeding has been threatened, and (b) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

               4.10 Undisclosed Liabilities. The Parent is not subject to any liabilities of any nature which have had or can reasonably be expected to have a material adverse effect on its business or financial prospects.

                                   V. Conditions to Closing

               5.1 Conditions to the Corporations' Obligations. The respective obligations of each of the Corporations to consummate the Mergers shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

                      (a) This Agreement shall have been approved by (i) the
               shareholders of each of the Reorganization Corporations and the Acquired Corporations in accordance with the URBCA, and (ii) a majority of the shareholders of the Parent in accordance with resolutions duly adopted by the Board of Directors of the Parent.

                      (b) The total value of all of the Dissenting Shares, as
               determined in accordance with the appraisals of the Acquired Companies prepared by Houlihan Valuation Advisors and dated October 23, 1997 (the "HVA Appraisals") (after applying the discount for minority interest provided for in the HVA Appraisals), shall not be greater than five percent (5%) of the aggregate value of the Acquired Companies, as determined in accordance with the HVA Appraisals (without applying any discounts for minority interest).

                      (c) The Parent and the Acquired Corporations shall have
               received the opinion of Grant Thorton LLP that the Mergers constitute tax-free transfers in accordance with Section 351 of the Code or tax-free reorganizations in accordance with Section 368(a)(1)(B) of the Code.

                      (d) No Governmental Authority shall have issued any order, and there shall not be any statute, rule, decree or regulation restraining, prohibiting or making illegal the consummation of the Merger.

                      (e) Any waiting period applicable to the consummation of
               the Mergers under the HSR Act shall have expired or been terminated.

               5.2 Conditions to the Obligations of the Acquired Corporations. The obligation of the Acquired Corporations to effect the Mergers is further subject to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

                      (a) The representations and warranties of the Parent
               contained in this Agreement shall be true and correct in all material respects when made and as of the Closing Date (except for matters which specifically address a particular date which need only be true and correct as of such date).

                      (b) The Parent shall have performed in all material
               respects all of the obligations to be performed by it under this Agreement prior to the Closing Date.

                      (c) A responsible officer of the Parent shall have
               provided the Acquired Corporations with a certificate dated the Closing Date which provides (i) that the matters referred to in subsections (a) and (b) of this Section 5.2 are accurate and complete, (ii) that the Parent is prepared in all material respects to perform, and shall perform, all of the obligations to be performed by it under this Agreement up to the Effective Time, and (iii) for statements of fact with respect to such other matters as the Acquired Corporations may reasonably request.

               5.3 Conditions to the Obligations of the Parent. The obligation of the Parent to effect the Mergers is further subject to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

                      (a) The representations and warranties of each of the
               Acquired Corporations contained in this Agreement shall be true and correct in all material respects when made and as of the Closing Date (except for matters which specifically address a particular date which need only be true and correct as of such date).

                      (b) Each of the Acquired Corporations shall have performed in all material respects all of the obligations to be performed by it under this Agreement prior to the Closing Date.

                      (c) A responsible officer of each of the Acquired
               Corporations shall have provided the Parent with a certificate dated the Closing Date which provides (i) that the matters referred to in subsections (a) and (b) of this Section 5.3 are accurate and complete, (ii) that the Acquired Corporation is prepared in all material respects to perform, and shall perform, all of the obligations to be performed by it under this Agreement up to the Effective Time, and (iii) for statements of fact with respect to such other matters as the Parent may reasonably request.

                               (d) The Parent shall have received a written
               agreement substantially in the form of Exhibit 5.3(d) attached hereto (the "Affiliates Agreement") from each person who is an "affiliate" (as such term is used in paragraphs (c) and (d)of Rule 145 of the Securities Act) of any of the Parent, Clyde, Geneva Rock, Utah Service or Beehive Insurance at or prior to the Effective Time (each of such persons being identified in the Affiliates Agreement).

                                       VI. Termination

        6.1 Right to Terminate. Notwithstanding any other provision of this Agreement to the contrary, this Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, whether before or after shareholder approval, in accordance with Sections 6.2 through 6.4 below.

               6.2 Automatic Termination. Unless otherwise agreed in writing by each of the Corporations, this Agreement shall be automatically terminated, without any further actions by any of the Corporations (except as may be otherwise required by the URBCA), if (a) any Governmental Authority shall have issued a statute, order, decree or regulation or taken any other action permanently restraining or enjoining or otherwise materially restricting the consummation of the transactions contemplated by this Agreement and such statute, order, decree, regulation or other action shall have become final and non-appealable, or (b) the Mergers have not been consummated on or before June 30, 1998.

               6.3 Termination by the Acquired Corporations. This Agreement may be terminated by the Boards of Directors of the Acquired Corporations, acting jointly, if the Parent breaches or fails in any material respect to perform or comply with any of its covenants and agreements contained herein or breaches its representations and warranties in any material respect; provided, however, that if any such breach is curable by the breaching party through the exercise of the breaching party's reasonable best efforts and for so long as such breaching party shall be so attempting to cure such breach for a period not to exceed 20 days, the Acquired Corporations may not terminate this Agreement pursuant to this Section 6.3.

               6.4 Termination by the Parent. This Agreement may be terminated by the Board of Directors of the Parent if any of the Acquired Corporations breaches or fails in any material respect to perform or comply with any of its covenants and agreements contained herein or breaches its representations and warranties in any material respect; provided, however, that if any such breach is curable by the Acquired Corporation through the exercise of the Acquired Corporation's reasonable best efforts and for so long as the Acquired Corporations shall be so attempting to cure such breach for a period not to exceed 20 days, the Parent may not terminate this Agreement pursuant to this
Section 6.4.

        6.5 Notice of Termination. In the event of the termination of this Agreement as provided in Sections 6.3 or 6.4 above, written notice thereof shall forthwith be given to the other party and such written notice shall specify the provision of this Agreement pursuant to which such termination is made.

        6.6 Effect of Termination. Upon the termination of this Agreement pursuant to any of Sections 6.2, 6.3 or 6.4 above, this Agreement shall thereupon become null and void and there shall be no liability on the part of any of the Corporations to the other (or to any other person). Without limiting the generality of the foregoing, the Corporations expressly agree (a) that the sole remedy for any breach of this Agreement shall be the termination rights contained in Sections 6.3 or 6.4 above, and (b) that in the event of any breach of this Agreement, the breaching party shall have no liability to any person whatsoever (including, without limitation, liability for actual, consequential, punitive, exemplary or special damages).

                             VII. General Provisions

        7.1 Approval. This Agreement has been approved by the Board of Directors and the shareholders of each of the Corporations as required by the URBCA.

        7.2 Actions Prior to Closing. Between the date of this Agreement and the Effective Time, (a) the Acquired Corporations shall each operate their respective businesses in accordance with sound business practices and shall not engage in any transactions other than in the ordinary course of business, and
(b) neither the Parent nor any of the Acquired Corporations shall issue any additional shares of its capital stock (except, the Parent shall issue shares of Parent Common Stock in accordance with the Parent Recapitalization Documents).

        7.3 Taxation of Transaction. The Corporations intend that the transactions contemplated by this Agreement shall constitute tax-free transfers and/or reorganizations pursuant to Sections 351 and 368 of the Code. Therefore, all of the terms and provisions of this Agreement shall be interpreted so that such terms and provisions are in accordance with Sections 351 and 368 of the Code.

        7.4 Additional Actions. The officers of the Corporations shall execute all such other documents and shall take all such other actions as may be necessary or advisable to make this Agreement and the Mergers effective.

               7.5 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented at any time prior to the Closing Date by the written agreement of each of the Corporations and the Parent.

        7.6 Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the Corporations to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

        7.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by overnight express courier service or by facsimile transmission (in each case, as of the date of a written receipt obtained by the party giving such notice), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                      (a)    if to Clyde, to:

                      1375 N. Main Street
                      Springville, Utah  84663
                      Facsimile:  (801) 489-7653

                      (b) if to Geneva Rock, to:

                      302 West 5400 South
                      Suite 200
                      Murray, Utah  84107
                      Facsimile:  (801) 765-7830

                      (c) if to the Utah Service, to:

                      35 East 400 South
                      Springville, Utah  84663
                      Facsimile:  (801) 489-8978

                      (d) if to the Beehive Insurance, to:

                      302 West 5400 South
                      Suite 109
                      Murray, Utah  84107
                      Facsimile:  (801) 685-2899

                      (e)    if to the Parent, to:

                      1423 Devonshire Drive
                      Salt Lake City, Utah  84108
                      Facsimile:  (801) ___-____

Copies of any notices should be provided to counsel as follows:

                      Van Cott, Bagley, Cornwall & McCarthy
                      50 South Main Street, Suite 1600
                      Salt Lake City, Utah  84144
                      Attention:  David E. Salisbury, Esq.
                      Facsimile:  (801) 534-0058

        7.8 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Corporations and their respective successors and assigns.

        7.9 Third Party Rights. This Agreement is not intended to confer upon any other person except the Corporations any rights or remedies hereunder.

        7.10 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require.

        7.11 Entire Agreement. This Agreement, including any certificates and instruments referred to herein, embody the entire agreement and understanding of the Corporations in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the Corporations with respect to such transactions.

               7.12 Expenses. If the Mergers are consummated in accordance with this Agreement, the Parent shall pay all of the expenses incurred by the Corporations in connection with transactions contemplated by this Agreement. If this Agreement is terminated, (a) each Corporation shall pay its pro rata share (based upon the valuation of each of the Corporations as set forth in the HVA Appraisals) of the expenses incurred by all of the Corporations in connection with transactions contemplated by this Agreement, and (b) the officers of each of the Corporations shall, in good faith, take all of the actions which may be necessary or advisable to cause such expenses to be paid in accordance with clause (a) above.

               7.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        7.14 Governing Law. This Agreement shall be governed by the laws of the State of Utah (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.



                            [signature page follows]

               IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized officers of the Corporations as of the date first written above.

               Acquired
               Corporations:   W.W. Clyde & Co., a Utah corporation


                                 By:  ____________________________
                                 Its:  ___________________________


                                 Geneva Rock Products, Inc., a Utah corporation


                                 By:
                                      ----------------------------
                                 Its:
                                       ---------------------------


                                 Utah Service Inc., a Utah corporation


                                 By:
                                      ----------------------------
                                 Its:
                                       ---------------------------


                                 Beehive Insurance Agency, Inc., a Utah
                                 corporation


                                 By:
                                      ----------------------------
                                 Its:
                                       ---------------------------

               Reorganization
               Corporations:        W.W. Clyde Reorganization
                        Corporation, a Utah corporation

                                            Geneva Rock Reorganization
                        Corporation, a Utah corporation

                                            Utah Service Reorganization
                        Corporation, a Utah corporation

                                            Beehive Insurance Reorganization
                        Corporation, a Utah corporation


                                 By:
                                      ----------------------------
                                 Their:
                                       ---------------------------



               The Parent:  Clyde Companies, Inc.,
                                 a Utah corporation


                                 By:
                                      ----------------------------
                                 Its:
                                       ---------------------------